Exhibit 99.1

News Release

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation 18400 Von Karman, Suite 1000 Irvine, CA 92612	Robert K. Cole, Chairman (949) 224-5700 Carrie Marrelli, VP, Investor Relations (949) 224-5745

New Century Financial Corporation Intends to File Registration Statement

Irvine, CA, October 14, 2003, New Century Financial Corporation (Nasdaq: NCEN) announced today that it intends to file a registration statement on Form S-3 to cover the resale of its 3.50% Senior Convertible Notes due 2008, and the underlying shares of common stock into which the notes are convertible, previously sold by the Company in a private offering pursuant to Rule 144A. The Company agreed with the initial purchasers of the notes when it closed the private offering in July 2003 that it would file such a registration statement. The Company plans to file the registration statement as early as tomorrow. All of the securities sold under the registration statement will be sold by selling securityholders.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

About New Century

New Century Financial Corporation (Nasdaq: NCEN) is one of the nation’s largest specialty mortgage companies, providing first and second mortgage products to borrowers nationwide through its operating subsidiaries. New Century is committed to serving the communities in which it operates with fair and responsible lending practices. To find out more about New Century, visit www.ncen.com.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the expectation that the Company will file the registration statement on Form S-3 as soon as tomorrow. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the occurrence of unexpected adverse material events relating to the operations of the Company and (ii) the risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and its other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking statements contained in this press release.